Exhibit 99.1

                             Joint Filer Information

Name: MILLENNIUM HOLDING GROUP, L.P.

Address: c/o Millennium Management, LLC
         666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: 8x8, Inc.

Date of Event Requiring Statement: June 28, 2004

Signature: MILLENNIUM HOLDING GROUP, L.P.

           By: Millennium Management, LLC
               its general partner


           By:  /s/ Terry Feeney
                --------------------------------
                Name:  Terry Feeney
                Title: Chief Operating Officer


                                                               Page 3 of 5 Pages

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                             Joint Filer Information

Name: MILLENNIUM MANAGEMENT, LLC

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: 8x8, Inc.

Date of Event Requiring Statement: June 28, 2004

Signature: MILLENNIUM MANAGEMENT, LLC


           By: /s/ Terry Feeney
               ---------------------------------
               Name:  Terry Feeney
               Title: Chief Operating Officer


                                                               Page 4 of 5 Pages

                             Joint Filer Information

Name: Israel A. Englander

Address: c/o Millennium Management, LLC
         666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: 8x8, Inc.

Date of Event Requiring Statement: June 28, 2004

Signature:

                /s/ Israel A. Englander
                --------------------------------
                Israel A. Englander


                                                               Page 5 of 5 Pages